UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
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FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF
THE SECURITIES EXCHANGE ACT OF 1934
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CHIMERA INVESTMENT CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	26-0630461
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1211 Avenue of the Americas
Suite 2902	10036
New York, New York	(Zip Code)
(Address of principal executive offices)

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     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

     Securities Act registration statement file number to which this form relates: 333-145525 (if applicable).

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Securities to be registered pursuant to Section 12(b) of the Act.

Title of Each Class	Name of Each Exchange on Which
to be so Registered	Each Class is to be Registered
Common Stock	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

A description of the common stock, par value $0.01 per share (the “Common Stock”), of Chimera Investment Corporation (the “Registrant”) is contained in a prospectus, constituting part of the Registrant’s Registration Statement on Form S-11 (File No. 333-145525), as amended (the “Registration Statement”), relating to the Common Stock, filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended. The description of the Common Stock contained in the Registration Statement under the heading “Description of Capital Stock” is hereby incorporated by reference into this Form 8-A. In addition, incorporated by reference herein is information relating to the Common Stock under the caption “Certain Provisions of the Maryland General Corporation Law and Our Charter and Bylaws” in the Registration Statement.

Item 2. Exhibits.

Exhibit No.	Description of Exhibit

1.1	Specimen Common Stock Certificate of Chimera Investment Corporation
(Incorporated by reference to Exhibit 4.1 to the Registration Statement).
2.1	Form of Articles of Amendment and Restatement of Chimera Investment
Corporation (Incorporated by reference to Exhibit 3.1 to the Registration
Statement).
2.2	Form of Amended and Restated Bylaws of Chimera Investment Corporation
(Incorporated by reference to Exhibit 3.2 to the Registration Statement).

SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CHIMERA INVESTMENT CORPORATION

Dated:	November 5, 2007	By:	/s/ A. Alexandra Denahan
Name: A. Alexandra Denahan
Title: Chief Financial Officer